UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2023

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B,
Northborough, MA	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2023, Aspen Aerogels, Inc. (the “Company”) entered into executive employment agreements effective as of January 1, 2023, to succeed the executive employment agreements that expired on December 31, 2022, with Kelley W. Conte, Senior Vice President, Human Resources; Gregg R. Landes, Senior Vice President, Operations and Strategic Development; Ricardo C. Rodriguez, Senior Vice President, Chief Financial Officer and Treasurer; Corby Whitaker, Senior Vice President, Sales and Marketing; and Keith Schilling, Senior Vice President, Technology (the “Executive Agreements”).

The material terms of the Executive Agreements are as follows:

•

The annual base salary for Ms. Conte and Messrs. Landes, Rodriguez, Whitaker, and Schilling is set at $300,000, $400,000, $350,000, $400,000, and $400,000, respectively, and they are each eligible to receive a performance-based cash bonus (the “Executive Performance Bonus”) as determined by the Company’s board of directors with a performance bonus target set at not less than 50% of base salary for Ms. Conte and Mr. Schilling, and 55% of base salary for Messrs. Landes, Rodriguez and Whitaker.

•

Upon termination by the Company not for cause or termination by the executive for good reason prior to a change of control, the executive is entitled to receive, following execution of a release, severance in an amount equal to the sum of the executive’s annual base salary then in effect plus the executive’s performance bonus target; a pro rata portion of the Executive Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid Executive Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 12 months; and 6 months of outplacement service. For any such termination within 24 months from a change of control, the executive is entitled to receive, following execution of a release, severance in an amount equal to twice the sum of the executive’s annual base salary and performance bonus target in effect at the time of termination; a pro rata portion of the Executive Performance Bonus based on the number of months worked in the year of termination; any accrued but unpaid Executive Performance Bonus for the prior fiscal year; continued health insurance coverage for the lesser of the duration of such coverage under COBRA or 24 months; and 6 months of outplacement services.

•

Upon termination by the Company not for cause or termination by the executive for good reason prior to a change of control, vesting of any options or stock-based awards outstanding will be accelerated by 12 months and any vested stock options will be exercisable for one year from the date of termination. For any such termination within 24 months after a change of control, any options or stock-based award outstanding will become fully vested and exercisable as of the date of termination and, subject to any permitted action by the Company’s board of directors upon a change of control under the Company’s applicable equity plan to terminate the stock options or other stock-based awards upon a change of control, any such vested stock option shall be exercisable for not less than one year from the date of termination. The foregoing shall not apply to the special equity incentive grants (“SEIG Awards”) held by the executives, which vest in accordance with time and performance vesting conditions, and the terms of which are governed by the provisions of the SEIG Awards, as previously disclosed in the Company’s Current Report on Form 8-K filed on June 6, 2022.

•

The Executive Agreements include an automatic renewal for each calendar year, unless either the Company or the executive provides written notice of non-renewal at least 60 days before the applicable annual expiration date, and contain customary confidentiality, non-competition and non-solicitation provisions.

The foregoing description of the Executive Agreements is not complete and is qualified in its entirety by reference to the full text of the Executive Agreements, respectively, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: January 5, 2023	By:	/s/ Ricardo C. Rodriguez
	Name:	Ricardo C. Rodriguez
	Title:	Senior Vice President, Chief Financial Officer and Treasurer